                                         Exhibit (4)-3
                                         Commonwealth Edison Company
                                         Form S-4 File No. 333-



                         SECOND SUPPLEMENTAL INDENTURE

                         Dated as of January 24, 1997


                                    Between


                          COMMONWEALTH EDISON COMPANY

                                      and

                            WILMINGTON TRUST COMPANY


ARTICLE I  DEFINITIONS..............................................    2
      Section 1.1.  Definition of Terms.............................    2
      Section 1.2.  Interpretation..................................    4

ARTICLE II  GENERAL TERMS AND CONDITIONS OF THE DEBENTURES..........    5
      Section 2.1.  Designation and Principal Amount................    5
      Section 2.2.  Maturity........................................    5
      Section 2.3.  Form and Payment................................    5
      Section 2.4.  Global Debenture................................    5
      Section 2.5.  Interest........................................    6

ARTICLE III  REDEMPTION OF THE DEBENTURES...........................    6
      Section 3.1.  Tax Event Redemption............................    6
      Section 3.2.  Optional Redemption by Company..................    7
      Section 3.3.  No Sinking Fund.................................    8

ARTICLE IV  EXTENSION OF INTEREST PAYMENT PERIOD....................    8
      Section 4.1.  Extension of Interest Payment Period............    8
      Section 4.2.  Notice of Extension.............................    8

ARTICLE V  EXPENSES                                                     9
      Section 5.1.  Payment of Expenses.............................    9

ARTICLE VI  SUBORDINATION...........................................    9
      Section 6.1.  Agreement to Subordinate........................    9
      Section 6.2.  Default on Senior Indebtedness..................   10
      Section 6.3.  Liquidation; Dissolution; Bankruptcy............   10
      Section 6.4.  Subrogation.....................................   11
      Section 6.5.  Trustee to Effectuate Subordination.............   12
      Section 6.6.  Notice by the Company...........................   12
      Section 6.7.  Rights of the Trustee; Holders of Senior........
                    Indebtedness....................................   13
      Section 6.8.  Subordination May Not Be Impaired...............   13

ARTICLE VII  FORM OF DEBENTURE......................................   14
      Section 7.1.  Form of Debenture...............................   14

ARTICLE VIII  ORIGINAL ISSUE OF DEBENTURES; EXCHANGE................   20
      Section 8.1.  Original Issue of Debentures....................   20
      Section 8.2  Exchange of Debentures for Series B Debentures...   21

ARTICLE IX  MISCELLANEOUS...........................................   21
      Section 9.1.  Ratification of Indenture.......................   21


      Section 9.2.  Trustee Not Responsible for Recitals...........    22
      Section 9.3.  Governing Law..................................    22
      Section 9.4.  Separability...................................    22
      Section 9.5.  Counterparts...................................    22


     THIS SECOND SUPPLEMENTAL INDENTURE, dated as of January 24, 1997 (the "Second Supplemental Indenture"), between Commonwealth Edison Company, an Illinois corporation (the "Company"), and Wilmington Trust Company, not in its individual capacity but solely as trustee (the "Trustee") under the Indenture dated as of September 1, 1995 between the Company and the Trustee (the "Indenture") as supplemented by the First Supplemental Indenture dated as of September 19, 1995 between the Company and the Trustee (the "First Supplemental Indenture").

                              W I T N E S S E T H:

     WHEREAS, the Company executed and delivered the Indenture to the Trustee to provide, among other things, for the future issuance of the Company's unsecured subordinated debt securities, to be issued from time to time in one or more series as might be determined by the Company under the Indenture, in an unlimited aggregate principal amount which may be authenticated and delivered as provided in the Indenture; and

     WHEREAS, pursuant to the terms of the Indenture, the Company desires to provide for the establishment of a new series of its debt securities to be known as its 8.50% Subordinated Deferrable Interest Debentures due January 15, 2027 (the "Debentures"), the form and substance of such Debentures and the terms, provisions and conditions thereof to be set forth as provided in the Indenture and this Second Supplemental Indenture; and

     WHEREAS, ComEd Financing II, a Delaware statutory business trust (the "Trust"), has offered to the public $150,000,000 aggregate liquidation amount of its 8.50 % Series A Capital Securities (Liquidation Amount $1,000 per Capital Security) (the "Capital Securities") and has offered to the Company $4,640,000 aggregate stated liquidation amount of its 8.50% Common Securities (Liquidation Amount $1,000 per Common Security) (the "Common Securities"), such Capital Securities and Common Securities representing undivided beneficial interests in the assets of the Trust, and proposes to invest the proceeds from such offering in $154,640,000 aggregate principal amount of the Debentures; and

     WHEREAS, the Company has requested the Trustee to execute and deliver this Second Supplemental Indenture, and all requirements necessary to make this Second Supplemental Indenture a valid instrument, in accordance with its terms, and to make the Debentures, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company, have been performed, and the execution and delivery of this Second Supplemental Indenture has been duly authorized in all respects;

     NOW, THEREFORE, in consideration of the purchase and acceptance of the Debentures by the holders thereof, and for the purpose of setting forth, as provided in the Indenture, the form and substance of the Debentures and the terms, provisions and conditions thereof, the Company covenants and agrees with the Trustee as follows:


                                   ARTICLE I
                                  DEFINITIONS

          Section 1.1. Definition of Terms. Unless the context otherwise requires, (a) a term defined in the Indenture has the same meaning when used in this Second Supplemental Indenture, (b) a term defined anywhere in this Second Supplemental Indenture has the same meaning throughout and (c) the following terms have the meanings given to them in the Declaration: (i) Administrative Trustee; (ii) Capital Security Certificate; (iii) Clearing Agency; (iv) Delaware Trustee; (v) Exchange Offer; (vi) No Recognition Opinion; (vii) Property Trustee; (viii) Pro Rata; (ix) Series B Debentures; (x) Sponsor; and (xi) Tax Event.

          In addition, the following terms have the following respective meanings:

          "Adjusted Treasury Rate"  means, with respect to any redemption date,
     the rate per   annum equal to (i) the yield, under the heading which
     represents the average for the immediately prior week, appearing in the most recently published statistical release designated "H.15 (519)" or any successor publication which is published weekly by the Federal Reserve Board and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Initial Optional Prepayment Date (if no maturity is within three months before or after the Initial Optional Prepayment Date, yields for the two published maturities most closely corresponding to the Initial Optional Prepayment Date shall be determined and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month) or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date, in each case calculated on the third Business Day preceding the redemption date, plus in each case (a) 1.25 % if such redemption date occurs on or prior to January 15, 1998, and (b) 0.50% in all other cases.

          "Comparable Treasury Issue" means the United States Treasury security
     selected   by the Quotation Agent as having a maturity date corresponding to the Initial Optional Prepayment Date that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities with a maturity date corresponding to the Initial Optional Prepayment Date. If no United States Treasury security has a maturity date which is within three months before or after the Initial Optional Prepayment Date, the two most closely corresponding United States Treasury securities shall be used as the Comparable Treasure Issue, and the calculation of the Adjusted

     Treasury Rate pursuant to clause (ii) of the definition thereof shall be interpolated or extrapolated on a straight line basis, rounding to the nearest month.

          "Comparable Treasury Price" means, with respect any redemption date,
     (i) the   average of the bid and asked prices for the Comparable Treasury
     Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding such redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or (ii) if such release (or any successor release) is not published or does not contain such prices on such Business Day, (a) the average of three Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (b) if the Trustee obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such quotations.

          "Declaration" means the Amended and Restated Declaration of Trust of
     ComEd   Financing II, a Delaware statutory business trust, dated as of
     January 24, 1997.

          "Dissolution Event" means that, as a result of the occurrence and continuation of a Tax Event, the Trust is to be dissolved in accordance with the Declaration and the Debentures held by the Property Trustee are to be distributed to the holders of the Trust Securities issued by the Trust Pro Rata in accordance with the Declaration.

          "Federal Reserve Board" means the Board of Governors of the Federal Reserve System.

          "Initial Optional Prepayment Date" means January 15, 2007.

          "Guarantees" means the guarantees by the Company of the payment of
     distributions   of moneys held by the Trust and payments on liquidation of the Trust.

          "Initial Purchasers" means the entities so identified in the Purchase Agreement.

          "Maturity Date" means the date on which the Debentures mature and on which the principal shall be due and payable together with all accrued and unpaid interest thereon including Compounded Interest and Additional Interest, if any.

          "Quotation Agent" means the Reference Treasury Dealer appointed by the Trustee after consultation with the Company.

          "Reference Treasury Dealer" means: (i) Merrill Lynch Government
     Securities, Inc.   and its successors; provided, however, that if the
     foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the

     Company shall substitute therefor another Primary Treasury Dealer; and (ii) any other Primary Treasury Dealer selected by the Trustee after consultation with the Company.

          "Reference Treasury Dealer Quotation" means, with respect to each
     Reference   Treasury Dealer and any redemption date, the average, as
     determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

          "Senior Indebtedness" means (i) any payment in respect of (A) indebtedness of the Company for money borrowed and (B) indebtedness evidenced by securities, debentures, bonds, notes or other similar instruments issued by the Company including, without limitation, indebtedness evidenced by securities issued pursuant to the provisions of the Mortgage dated July 1, 1923, as supplemented by Supplemental Indenture dated August 1, 1944 and subsequent supplemental indentures, between the Company, as mortgagor, and Harris Trust and Savings Bank and D.G. Donovan, as trustees; the Indenture dated as of September 1, 1987, as supplemented and amended, between the Company and Citibank, N.A., as trustee; the Indentures dated April 1, 1949, October 1, 1949, October 1, 1950, October 1, 1954, January 1, 1958, January 1, 1959 and December 1, 1961, between the Company and Amalgamated Bank, as successor trustee to The First National Bank of Chicago; and the Indenture dated February 15, 1973, as supplemented, between the Company and LaSalle National Bank, as successor trustee to The First National Bank of Chicago; (ii) all capital lease obligations of the Company; (iii) all obligations of the Company issued or assumed as the deferred purchase price of property, all conditional sale obligations of the Company and all obligations of such obligor under any title retention agreement (but excluding trade ac counts payable arising in the ordinary course of business); (iv) all obligations of the Company for reimbursement on any letter of credit, banker's acceptance, security purchase facility or similar credit transaction; (v) all obligations of the type referred to in clauses (i) through (iv) of other persons for the payment of which the Company is responsible or liable as obligor, guarantor or otherwise; and (vi) all obligations of the type referred to in clauses
     (i) through (v) of other persons secured by any lien on any property or asset of the Company (whether or not such obligation is assumed by such obligor), except for (1) any such indebtedness that is by its terms subordinated to or pari passu with the Debentures, as the case may be, including all other debt securities and guarantees in respect of those debt securities, issued to any other trusts, partnerships or any other entity affiliated with the Company which is a financing vehicle of the Company ("Financing Entity") in connection with an issuance of preferred securities by such Financing Entity or other securities which rank pari passu with, or junior to, the Capital Securities, and (2) any indebtedness between or among the Company and its Affiliates.

          Section 1.2. Interpretation. Each definition in this Second Supplemental Indenture includes the singular and the plural, and references to the neuter gender include the masculine and feminine where appropriate. Terms which relate to accounting matters shall be interpreted in accordance with generally accepted accounting principles in effect from time to time. References to any statute mean such statute as amended at the time and include any successor legislation. The word "or" is not exclusive, and the words "herein," "hereof" and "hereunder" refer to this Second Supplemental Indenture as a whole. The headings to the Articles and Sections are for convenience of reference and shall not affect the meaning or interpretation of this Second Supplemental Indenture. References to Articles and Sections mean the Articles and Sections of this Second Supplemental Indenture.


                                  ARTICLE II
                        GENERAL TERMS AND CONDITIONS OF
                                THE DEBENTURES

          Section 2.1. Designation and Principal Amount. There is hereby authorized a series of Debt Securities designated the "8.50 % Series A Subordinated Deferrable Interest Debentures due January 15, 2027," limited in aggregate principal amount to $154,640,000, which amount shall be as set forth in any written order of the Company for the authentication and delivery of Debentures pursuant to Section 2.04 of the Indenture.

          Section 2.2.  Maturity.  The Maturity Date will be January 15, 2027.

          Section 2.3. Form and Payment. Except as provided in Section 2.4, the Debentures shall be issued in fully registered certificated form without interest coupons. Principal and interest on the Debentures issued in certificated form will be payable, the transfer of such Debentures will be registrable and such Debentures will be exchangeable for Debentures bearing identical terms and provisions at the office or agency of the Trustee in Wilmington, Delaware, provided, however, that payment of interest may be made at the option of the Company by check mailed to the registered holder at such address as shall appear in the Security Register. Notwithstanding the foregoing, so long as the registered holder of any Debentures is the Property Trustee, the payment of the principal of, premium (if any) and interest (including Compounded Interest and Additional Interest, if any) on such Debentures held by the Property Trustee will be made at such place and to such account as may be designated by the Property Trustee.

          Section 2.4. Global Debenture. In the event that the Sponsor gives notice of its election to liquidate the Trust pursuant to Section 8.1(a)(iii) of the Declaration:

          (a) the Debentures in certificated form may be presented to the Trustee by the Property Trustee in exchange for a Global Security in an aggregate principal amount equal to the aggregate principal amount of the Debentures so presented, to be registered in the name of the Depositary, or its nominee, and delivered by the Trustee to the Depositary for crediting to the accounts of its participants pursuant to the instructions of the Administrative Trustees. The Company, upon any such presentation, shall execute a Global Security in such aggregate principal amount and deliver the same to the Trustee for authentication and delivery in accordance with the Indenture and this Second Supplemental Indenture; and any payments on the Debentures issued as a Global Security will be made to the Depositary; and

          (b) if any Capital Securities are held in non book-entry certificated form, the Debentures in certificated form may be presented to the Trustee by the Property Trustee and any Capital Security Certificate which represents Capital Securities other than Capital Securities held by the Clearing Agency or its nominee ("Non Book-Entry Capital Securities") will be deemed to represent beneficial interests in Debentures presented to the Trustee by the Property Trustee having an aggregate principal amount equal to the aggregate stated liquidation amount of the Non Book-Entry Capital Securities until such Capital Security Certificates are presented to the Security Registrar for transfer or reissuance at which time such Capital Security Certificates will be canceled and a Debenture, registered in the name of the holder of such Capital Security Certificate or the transferee of the holder of such Capital Security Certificate, as the case may be, with an aggregate principal amount equal to the aggregate stated liquidation amount of the Capital Security Certificate canceled, will be executed by the Company and delivered to the Trustee for authentication and delivery in accordance with the Indenture and this Second Supplemental Indenture. On issue of such Debentures, Debentures with an equivalent aggregate principal amount that were presented by the Property Trustee to the Trustee will be deemed to have been cancelled.

          Section 2.5. Interest. (a) Each Debenture will bear interest at the rate of 8.50% per annum (the "Coupon Rate") from the original date of issuance until the principal thereof becomes due and payable, and on any overdue principal and (to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the Coupon Rate, compounded semi-annually, payable (subject to the provisions of Article IV) semi-annually in arrears on July 15 and January 15 of each year (each, an "Interest Payment Date"), commencing on July 15, 1997, to the Person in whose name such Debenture or any predecessor Debenture is registered, at the close of business on the first day of July and January, respectively.

          (b) The amount of interest payable for any period will be computed on the basis of a 360-day year consisting of twelve 30-day months. In the event that any date on which interest is payable on the Debentures is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay). The amount of interest payable for any period shorter than a full calendar month for which interest is computed, will be computed on the basis of the actual number of days elapsed in such month.

          (c) If at any time while the Property Trustee is the holder of any Debentures, the Trust or the Property Trustee is required to pay any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States, or any other taxing authority, then, in any case, the Company will pay as additional interest ("Additional Interest") on the Debentures held by the Property Trustee, such additional amounts as shall be required so that the net amounts received and retained by the Trust and the Property Trustee after paying such taxes, duties, assessments or other governmental charges will be equal to the amounts the Trust and the Property Trustee would have received had no such taxes, duties, assessments or other government charges been imposed.


                                  ARTICLE III
                         REDEMPTION OF THE DEBENTURES

          Section 3.1. Tax Event Redemption. If a Tax Event has occurred and is continuing, then, notwithstanding Section 3.2, the Company shall have the right, upon not less than 30 days' nor more than 60 days' notice to the registered holders of the Debentures, to redeem the Debentures, in whole (but not in part), for cash at any time prior to January 15, 2007 and within 90 days of the occurrence of such Tax Event (the "90 Day Period") at a redemption price (the "Tax Event Redemption Price") equal to the greater for (i) 100% of the principal amount of such Debentures or (ii) the sum, as determined by a Quotation Agent, of the present values of the principal amount and premium payable as part of the redemption price with respect to an optional redemption of such Debentures on January 15, 2007, together with scheduled payments of interest on the Debentures accruing from the redemption date to and including January 15, 2007, in each case discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus, in each case, accrued interest thereon to the date of such redemption. The Tax Event Redemption Price shall be paid prior to 12:00 noon, New York time, on the date of such redemption or at such earlier time as the Company determines and specifies in the notice of redemption, provided the Company shall deposit with the Trustee an amount sufficient to pay the Tax Event Redemption Price by 11:00 a.m. on the date such Tax Event Redemption Price is to be paid.

          Section 3.2. Optional Redemption by Company. Subject to the provisions of Article III of the Indenture, except as otherwise specified in this Second Supplemental Indenture, the Company shall have the right to redeem the Debentures, in whole or in part, from time to time, on or after January 15, 2007, at a redemption price (the "Optional Redemption Price") equal to the percentage of the principal amount of the Debentures specified below, plus, in each case, accrued and unpaid interest thereon to the date of such redemption if redeemed during the 12-month period beginning January 15 of the years indicated below:

                          Year          Percentage
                          ----          ----------
                          2007            104.250%
                          2008            103.825
                          2009            103.400
                          2010            102.975
                          2011            102.550
                          2012            102.125
                          2013            101.700
                          2014            101.275
                          2015            101.850

                   2016                    100.425
                   2017 and thereafter     100.000

Any redemption pursuant to this Section 3.2 will be made upon not less than 30 days' nor more than 60 days' notice to the registered holder of the Debentures, at the Optional Redemption Price. If the Debentures are only partially redeemed pursuant to this Section 3.2, the Debentures will be redeemed pro rata or by lot or by any other method utilized by the Trustee; provided, that if at the time of redemption, the Debentures are registered as a Global Security, the Depositary shall determine by lot the principal amount of such Debentures held by each Debenture holder to be redeemed. The Optional Redemption Price shall be paid prior to 12:00 noon, New York time, on the date of such redemption or at such earlier time as the Company determines and specifies in the notice of redemption, provided the Company shall deposit with the Trustee an amount sufficient to pay the Optional Redemption Price by 11:00 a.m. on the date such Optional Redemption Price is to be paid.

          Section 3.3. No Sinking Fund. The Debentures are not entitled to the benefit of any sinking fund.


                                  ARTICLE IV
                     EXTENSION OF INTEREST PAYMENT PERIOD

          Section 4.1. Extension of Interest Payment Period. So long as no Event of Default has occurred and is continuing, the Company shall have the right, at any time and from time to time during the term of the Debentures, to extend the interest payment period of such Debentures for up to ten (10) consecutive semi-annual periods (the "Extended Interest Payment Period"). To the extent permitted by applicable law, interest, the payment of which has been deferred because of the extension of the interest payment period pursuant to this Section 4.1, will bear interest compounded semi-annually at the Coupon Rate for each semi-annual period of the Extended Interest Payment Period ("Compounded Interest"). At the end of the Extended Interest Payment Period, the Company shall pay all interest accrued and unpaid on the Debentures, including any Compounded Interest and Additional Interest ("Deferred Interest") which shall be payable to the holders of the Debentures in whose names the Debentures are registered in the Security Register on the record date immediately preceding the end of the Extended Interest Payment Period. Before the termination of any Extended Interest Payment Period, the Company may further extend such period, provided that such period together with all such further extensions thereof shall not exceed ten (10) consecutive semi-annual periods or extend beyond the Maturity Date of the Debentures. Upon the termination of any Extended Interest Payment Period and upon the payment of all Deferred Interest then due, the Company may select a new Extended Interest Payment Period, subject to the foregoing requirements. No interest shall be due and payable during an Extended Interest Payment Period, except at the end thereof, but the Company may pay at any time all or any portion of the interest accrued during an Extended Interest Payment Period.

          Section 4.2. Notice of Extension. (a) If the Property Trustee is the only registered holder of the Debentures at the time the Company selects an Extended Interest Payment Period, the Company shall give written notice to the Administrative Trustees, the Property Trustee and the Trustee of its selection of such Extended Interest Payment Period on the earlier of (i) ten days prior to the next succeeding date on which Distributions on the Trust Securities issued by the Trust are payable, or (ii) the date the Trust or the Administrative Trustees are required to give notice of the record or payment date for such Distributions to the New York Stock Exchange or other applicable self-regulatory organization or to holders of the Capital Securities issued by the Trust, but in any event at least ten days before such record date.

          (b) If the Property Trustee is not the only holder of the Debentures at the time the Company selects an Extended Interest Payment Period, the Company shall give the holders of the Debentures and the Trustee written notice of its selection of such Extended Interest Payment Period ten days before the earlier of (i) the next succeeding Interest Payment Date, or (ii) the date the Company is required to give notice of the record or payment date of such interest payment to the New York Stock Exchange or other applicable self-regulatory organization or to holders of the Debentures, but in any event at least ten days before such record date.

          (c)  The period in which any notice is given pursuant to paragraphs
(a) or (b) of this Section 4.2 shall be counted as one of the 10 semi-annual periods permitted in the maximum Ex tended Interest Payment Period permitted under Section 4.1.


                                   ARTICLE V
                                   EXPENSES

          Section 5.1. Payment of Expenses. In connection with the offering, sale and issuance of the Debentures to the Property Trustee in connection with the sale of the Trust Securities by the Trust, the Company shall:

          (a) pay all costs and expenses relating to the offering, sale and issuance of the Debentures, including compensation to the Initial Purchasers payable pursuant to the Purchase Agreement and compensation of the Trustee under the Indenture in accordance with the provisions of
     Section 7.06 of the Indenture;

          (b) pay all costs and expenses of the Trust (including, but not limited to, costs and expenses relating to the organization of the Trust, the offering, sale and issuance of the Trust Securities (including compensation to the Initial Purchasers in connection therewith), the fees and expenses of the Property Trustee and the Delaware Trustee, the costs and expenses relating to the operation of the Trust, including without limitation, costs and expenses of accountants, attorneys, statistical or bookkeeping services, expenses for printing and engraving and computing or accounting equipment, paying agent(s), registrar(s), transfer agent(s), duplicating, travel and telephone and other telecommunications expenses and costs and expenses incurred in connection with the acquisition, financing, and disposition of Trust assets); and

          (c) pay any and all taxes (other than United States withholding taxes attributable to the Trust or its assets) and all liabilities, costs and expenses with respect to such taxes of the Trust.


                                  ARTICLE VI
                                 SUBORDINATION

          Section 6.1. Agreement to Subordinate. The Company covenants and agrees, and each holder of Debentures issued hereunder by such holder's acceptance thereof likewise covenants and agrees, that all Debentures shall be issued subject to the provisions of this Article VI; and each holder of a Debenture, whether upon original issue or upon transfer or assignment thereof, accepts and agrees to be bound by such provisions.

          The payment by the Company of the principal of, premium, if any, and interest on all Debentures issued hereunder shall, to the extent and in the manner hereinafter set forth, be subordinated and subject in right of payment to the prior payment in full of all Senior Indebtedness of the Company, whether outstanding at the date of this Second Supplemental Indenture or thereafter incurred.

          No provision of this Article VI shall prevent the occurrence of any default or Event of Default hereunder.

          Section 6.2. Default on Senior Indebtedness. In the event and during the continuation of any default by the Company in the payment of principal, premium, interest or any other payment due on any Senior Indebtedness of the Company, or in the event that the maturity of any Senior Indebtedness of the Company has been accelerated because of a default, then, in either case, no payment shall be made by the Company with respect to the principal (including redemption payments, if any) of premium, if any, or interest on the Debentures.

          In the event that, notwithstanding the foregoing, any payment shall be received by the Trustee or any holder when such payment is prohibited by the preceding paragraph of this Section 6.2, such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Indebtedness or their respective representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Indebtedness may have been issued, as their respective interests may appear, but only to the extent that the holders of the Senior Indebtedness (or their representative or representatives or a trustee) notify the Trustee within 90 days of such payment of the amounts then due and owing on the Senior Indebtedness and only the amounts specified in such notice to the Trustee shall be paid to the holders of Senior Indebtedness.

          Section 6.3. Liquidation; Dissolution; Bankruptcy. Upon any payment by the Company, or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any dissolution or winding-up or liquidation or reorganization of the Company, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all amounts due upon all Senior Indebtedness of the Company shall first be paid in full, or payment thereof provided for in money in accordance with its terms, before any payment is made by the Company on account of the principal (and premium, if any) or interest on the Debentures; and upon any such dissolution or winding-up or liquidation or reorganization, any payment by the Company, or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the holders of the Debentures or the Trustee would be entitled to receive from the Company, except for the provisions of this Article VI, shall be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the holders of the Debentures or by the Trustee under this Indenture if received by them or it, directly to the holders of Senior Indebtedness of the Company (pro rata to such holders on the basis of the respective amounts of Senior Indebtedness held by such holders, as calculated by the Company) or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing such Senior Indebtedness may have been issued, as their respective interests may appear, to the extent necessary to pay such Senior Indebtedness in full, in money or money's worth, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Indebtedness, before any payment or distribution is made to the holders of Debentures or to the Trustee.

          In the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, prohibited by the foregoing, shall be received by the Trustee or the holders of the Debentures before all Senior Indebtedness of the Company is paid in full, or provision is made for such payment in money in accordance with its terms, such payment or distribution shall be held in trust for the benefit of and shall be paid over or delivered to the holders of such Senior Indebtedness or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing such Senior Indebtedness may have been issued, as their respective interests may appear, as calculated by the Company, for application to the payment of all Senior Indebtedness of the Company remaining unpaid to the extent necessary to pay such Senior Indebtedness in full in money in accordance with its terms, after giving effect to any concurrent payment or distribution to or for the benefit of the holders of such Senior Indebtedness.

          For purposes of this Article VI, the words "cash, property or securities" shall not be deemed to include shares of stock of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinated at least to the extent provided in this Article VI with respect to the Debentures to the payment of all Senior Indebtedness of the Company that may at the time be outstanding, provided that (i) such Senior Indebtedness is assumed by the new corporation, if any, resulting from any such reorganization or readjustment, and (ii) the rights of the holders of such Senior Indebtedness are not, without the consent of such holders, altered by such reorganization or readjustment. The consolidation of the Company with, or the merger of the Company into, another corporation or the liquidation or dissolution of the Company following the conveyance or transfer of its property as an entirety, or substantially as an entirety, to another corporation upon the terms and conditions provided for in Article X of the Indenture shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this
Section 6.3 if such other corporation shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions stated in Article X of the Indenture. Nothing in Section 6.2 or in this Section 6.3 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.06 of the Indenture.

          Section 6.4. Subrogation. Subject to the payment in full of all Senior Indebtedness of the Company, the rights of the holders of the Debentures shall be subrogated to the rights of the holders of such Senior Indebtedness to receive payments or distributions of cash, property or securities of the Company applicable to such Senior Indebtedness until the principal of (and premium, if any) and interest on the Debentures shall be paid in full; and, for the purposes of such subrogation, no payments or distributions to the holders for such Senior Indebtedness of any cash, property or securities to which the holders of the Debentures or the Trustee would be entitled except for the provisions of this
Article VI, and no payment over pursuant to the provisions of this Article VI, to or for the benefit of the holders of such Senior Indebtedness by holders of the Debentures or the Trustee, shall, as between the Company, its creditors other than holders of Senior Indebtedness of the Company, and the holders of the Debentures be deemed to be a payment by the Company to or on account of such Senior Indebtedness. It is understood that the provisions of this Article VI are and are intended solely for the purposes of defining the relative rights of the holders of the Debentures, on the one hand, and the holders of such Senior Indebtedness on the other hand.

          Nothing contained in this Article VI or elsewhere in this Indenture or in the Debentures is intended to or shall impair, as between the Company, its creditors other than the holders of Senior Indebtedness of the Company, and the holders of the Debentures, the obligation of the Company which is absolute and unconditional, to pay to the holders of the Debentures the principal of (and premium, if any) and interest on the Debentures as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the holders of the Debentures and creditors of the Company, other than the holders of Senior Indebtedness of the Company, nor shall anything herein or therein prevent the Trustee or the holder of any Debenture from exercising all remedies otherwise permitted by applicable law upon default under the Indenture, subject to the rights, if any, under this
Article VI of the holders of such Senior Indebtedness in respect of cash, property or securities of the Company, received upon the exercise of any such remedy.

          Upon any payment or distribution of assets of the Company referred to in this Article VI, the Trustee, subject to the provisions of Section 7.01 of the Indenture, and the holders of the Debentures, shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding-up, liquidation or reorganization proceedings are pending, or a certificate of the receiver, trustee in bankruptcy, liquidation trustee, agent or other Person making such payment or distribution, delivered to the Trustee or to the holders of the Debentures, for the purposes of ascertaining the Persons entitled to participate in such distribution, the holders of Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article VI.

          Section 6.5. Trustee to Effectuate Subordination. Each holder of a Debenture by such holder's acceptance thereof authorizes and directs the Trustee on such holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article VI and appoints the Trustee such holder's attorney-in-fact for any and all such purposes.

          Section 6.6. Notice by the Company. The Company shall give prompt written notice to a Responsible Officer of the Trustee of any fact known to the Company that would prohibit the making of any payment of monies to or by the Trustee in respect of the Debentures pursuant to the provisions of this Article
VI. Notwithstanding the provisions of this Article VI or any other provision of the Indenture and this Second Supplemental Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment of monies to or by the Trustee in respect of the Debentures pursuant to the provisions of this Article VI unless and until a Responsible Officer of the Trustee shall have received written notice thereof at the Principal Office of the Trustee from the Company or a holder or holders of Senior Indebtedness or from any trustee therefor; and before the receipt of any such written notice, the Trustee, subject to the provisions of Section 7.01 of the Indenture, shall be entitled in all respects to assume that no such facts exist; provided, however, that if the Trustee shall not have received the notice provided for in this Section 6.6 at least two Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose (including, without limitation, the payment of the principal of (or premium, if any) or interest on any Debenture), then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purposes for which they were received, and shall not be affected by any notice to the contrary that may be received by it within two Business Days prior to such date.

          The Trustee, subject to the provisions of Section 7.01 of the Indenture, shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Indebtedness of the Company (or a trustee on behalf of such holder) to establish that such notice has been given by a holder of such Senior Indebtedness or a trustee on behalf of any such holder or holders. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of such Senior Indebtedness to participate in any payment or distribution pursuant to this Article VI, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of such Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article VI, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

          Section 6.7. Rights of the Trustee; Holders of Senior Indebtedness. The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article VI in respect of any

Senior Indebtedness at any time held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in the Indenture or this Second Supplemental Indenture shall deprive the Trustee of any of its rights as such holder.

          With respect to the holders of Senior Indebtedness of the Company, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article VI, and no implied covenants or obligations with respect to the holders of such Senior Indebtedness shall be read into the Indenture or this Second Supplemental Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of such Senior Indebtedness and, subject to the provisions of Section
7.01 of the Indenture, the Trustee shall not be liable to any holder of such Senior Indebtedness if it shall pay over or deliver to holders of Debentures, the Company or any other Person money or assets to which any holder of such Senior Indebtedness shall be entitled by virtue of this Article VI or otherwise.

          Section 6.8. Subordination May Not Be Impaired. No right of any present or future holder of any Senior Indebtedness of the Company to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of the Indenture, regardless of any knowledge thereof that any such holder may have or otherwise be charged with.

          Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Indebtedness of the Company may, at any time and from time to time, without the consent of or notice to the Trustee or the holders of the Debentures, without incurring responsibility to the holders of the Debentures and without impairing or releasing the subordination provided in this Article VI or the obligations hereunder of the holders of the Debentures to the holders of such Senior Indebtedness, do any one or more the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, such Senior Indebtedness, or otherwise amend or supplement in any manner such Senior Indebtedness or any instrument evidencing the same or any agreement under which such Senior Indebtedness is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing such Senior Indebtedness; (iii) release any Person liable in any manner for the collection of such Senior Indebtedness; and (iv) exercise or refrain from exercising any rights against the Company and any other Person.


                                  ARTICLE VII
                               FORM OF DEBENTURE

          Section 7.1. Form of Debenture. The Debentures and the Trustee's Certificate of Authentication to be endorsed thereon are to be substantially in the following forms:

                          (FORM OF FACE OF DEBENTURE)

          [IF THE DEBENTURE IS TO BE A GLOBAL SECURITY, INSERT: This Debenture is a Global Security within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depository or a nominee of a Depository.
This Debenture is exchangeable for Debentures registered in the name of a person other than the Depository or its nominee only in the limited circumstances described in the Indenture, and no transfer of this Debenture (other than a transfer of this Debenture as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository) may be registered except in limited circumstances.

          Unless this Debenture is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the issuer or its agent for registration of transfer, exchange or payment, and any Debenture issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment hereon is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.]

No.                                           $

                                              CUSIP No.


                          COMMONWEALTH EDISON COMPANY

           8.50% SERIES A SUBORDINATED DEFERRABLE INTEREST DEBENTURE
                              DUE JANUARY 15, 2027


          COMMONWEALTH EDISON COMPANY, an Illinois corporation (the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to _______ or registered assigns, the principal sum of ____________ Dollars on January 15, 2027, and to pay interest on said principal sum from January 24, 1997 or from the most recent interest payment date (each such date, an "Interest Payment Date") to which interest has been paid or duly provided for, semi-annually (subject to deferral as set forth herein) in arrears on July 15 and January 15 of each year commencing, July 15, 1997, at the rate of 8.50% per annum until the principal hereof shall have become due and payable, and on any overdue principal and premium, if any, and (without duplication and to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest compounded semi-annually at the same rate per annum.
The amount of interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year consisting of twelve 30-day months. In the event that any date on which interest is payable on this Debenture is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay). The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the person in whose name this Debenture (or one or more Predecessor Securities, as defined in said Indenture) is registered at the close of business on the first day of the month in which such Interest Payment Date occurs. Any such interest installment not punctually paid or duly provided for shall forthwith cease to be payable to the registered holders on such regular record date, and may be paid to the person in whose name this Debenture (or one or more Predecessor Securities) is registered at the close of business on a special record date to be fixed by the Trustee for the payment of such defaulted interest, notice whereof shall be given to the registered holders of this series of Debentures not less than ten (10) days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Debentures may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. The principal of (and premium, if any) and the interest on this Debenture shall be payable at the office or agency of the Trustee maintained for that purpose in Wilmington, Delaware, in any coin or currency of the United States of America which at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the registered holder at such address as shall appear in the Security Register. Notwithstanding the foregoing, so long as the Holder of this Debenture is the Property Trustee, the payment of the principal of (and premium, if any) and interest on this Debenture will be made at such place and to such account as may be designated by the Property Trustee.

          The indebtedness evidenced by this Debenture is, to the extent provided in the Indenture, subordinate and junior in right of payment to the prior payment in full of all Senior Indebtedness, and this Debenture is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Debenture, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination so provided and (c) appoints the Trustee his attorney-in-fact for any and all such purposes. Each Holder hereof, by his acceptance hereof, hereby waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each such Holder upon said provisions.

          This Debenture shall not be entitled to any benefit under the Indenture hereinafter referred to, be valid or become obligatory for any purpose until the Certificate of Authentication hereon shall have been signed by or on behalf of the Trustee.

          The provisions of this Debenture are continued on the reverse side hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

          IN WITNESS WHEREOF, the Company has caused this instrument to be executed.


Dated
                                    COMMONWEALTH EDISON COMPANY

                                    By

                                         [Title]

Attest:


By
     [Title]

                    [FORM OF CERTIFICATE OF AUTHENTICATION]

                         CERTIFICATE OF AUTHENTICATION

     This is one of the Debentures of the series of Debentures described in the within-mentioned Indenture.



          WILMINGTON TRUST COMPANY,               _______________________
          Not in Its Individual Capacity But      as Authentication Agent
          Solely as Trustee

          By                                   By
               Authorized Signatory                 Authorized Signatory



                        (FORM OF REVERSE OF DEBENTURE)

          This Debenture is one of a duly authorized series of Debt Securities of the Company (herein sometimes referred to as the "Debentures"), specified in the Indenture, all issued or to be issued in one or more series under and pursuant to an Indenture dated as of September 1, 1995, duly executed and delivered between the Company and Wilmington Trust Company, not in its individual capacity but solely as trustee (the "Trustee"), as supplemented by the First Supplemental Indenture dated as of September 19, 1995 between the Company and the Trustee, and the Second Supplemental Indenture dated as of January 24, 1997 between the Company and the Trustee (the Indenture as so supplemented, the "Indenture"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of the Debentures. By the terms of the Indenture, the Debt Securities are issuable in series which may vary as to amount, date of maturity, rate of interest and in other respects as in the Indenture provided. This series of Debt Securities is limited in aggregate principal amount as specified in said Second Supplemental Indenture.

          If a Tax Event has occurred and is continuing, the Company shall have the right to redeem this Debenture in whole (but not in part) at any time prior to January 15, 2007 and within 90 days of the occurrence of such Tax Event, at a redemption price (the "Tax Event Redemption Price") equal to the greater of (i) 100% of the principal amount of this Debenture or (ii) the sum, as determined by a Quotation Agent, of the present values of the principal amount and premium payable as part of the redemption price with respect to an optional redemption of this Debenture on January 15, 2007, together with scheduled payments of interest on this Debenture accruing from the redemption date to and including January 15, 2007, in each case discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the

Adjusted Treasury Rate, plus, in each case, accrued interest thereon to the date of such redemption. The Tax Event Redemption Price shall be paid prior to 12:00 noon, New York time, on the date of such redemption or at such earlier time as the Company determines and specifies in the notice of redemption.

          The Company shall have the right to redeem this Debenture, in whole or in part, from time to time, at any time on or after January 15, 2007 (an "Optional Redemption"), at a redemption price (the "Optional Redemption Price") equal to the percentage of the principal amount of this Debenture specified below, plus, in each case, accrued and unpaid interest thereon to the date of such redemption if redeemed during the 12-month period beginning January 15 of the years indicated below:

                       Year                    Percentage
                       ----                    ----------

                       2007                     104.250%
                       2008                     103.825
                       2009                     103.400
                       2010                     102.975
                       2011                     102.550
                       2012                     102.125
                       2013                     101.700
                       2014                     101.275
                       2015                     100.850
                       2016                     100.425
                       2017 and thereafter      100.000

Any redemption pursuant to this paragraph will be made upon not less than 30 days' nor more than 60 days' notice, at the Optional Redemption Price. If the Debentures are only partially redeemed by the Company pursuant to an Optional Redemption, the Debentures will be redeemed pro rata or by lot or by any other method utilized by the Trustee; provided that if at the time of redemption, the Debentures are registered as a Global Security, the Depositary shall determine by lot the principal amount of such Debentures held by each Debenture holder to be redeemed.

          In the event of redemption of this Debenture in part only, a new Debenture or Debentures of this series for the unredeemed portion hereof will be issued in the name of the holder hereof upon the cancellation hereof.

          In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of all of the Debentures may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

          The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the Debt

Securities of each series affected at the time outstanding, as defined in the Indenture, to execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of such Debt Securities; provided, however, that no such supplemental indenture shall (i) extend the fixed maturity of this Debenture, or reduce the principal amount hereof, or reduce the rate or extend the time of payment of interest hereon, or reduce any premium payable upon the redemption hereof, without the consent of the Holder hereof or (ii) reduce the aforesaid percentage of Debt Securities, the Holders of which are required to consent to any such supplemental indenture, without the consent of the Holders of each Debt Security then outstanding and affected thereby. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Debt Securities of any series at the time outstanding affected thereby, on behalf of all of the Holders of the Debt Securities of such series, to waive any past default in the performance of any of the covenants contained in the Indenture, or established pursuant to the Indenture with respect to such series, and its consequences, except a default in the payment of the principal of or premium, if any, or interest on any of the Debt Securities of such series. Any such consent or waiver by the registered Holder of this Debenture (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Debenture and of any Debenture issued in exchange therefor or in place hereof (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Debenture.

          No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Debenture at the time and place and at the rate and in the money herein prescribed.

          The Company shall have the right, at any time and from time to time during the term of the Debentures, to extend the interest payment period of the Debentures (including this Debenture) for up to ten (10) consecutive semi-annual periods (an "Extended Interest Payment Period"), at the end of which period the Company shall pay all interest then accrued and unpaid (together with interest thereon at the rate specified for the Debentures to the extent that payment of such interest is enforceable under applicable law). Before the termination of any such Extended Interest Payment Period, the Company may further extend such Extended Interest Payment Period, provided that such Extended Interest Payment Period together with all such further extensions thereof shall not exceed ten
(10) consecutive semi-annual periods or extend beyond the Maturity Date of the Debentures. At the termination of any such Extended Interest Payment Period and upon the payment of all Deferred Interest then due, the Company may select a new Extended Interest Payment Period, subject to the foregoing requirements.

          As provided in the Indenture and subject to certain limitations therein set forth, this Debenture is transferable by the registered holder hereof on the Security Register of the Company, upon surrender of this Debenture for registration of transfer at the office or agency of the Trustee in Wilmington, Delaware accompanied by a written instrument or instruments of transfer in form satisfactory to the Company or the Trustee duly executed by the registered holder hereof or his attorney duly authorized in writing, and thereupon one or more new Debentures of authorized denominations and for the same aggregate principal amount and series will be issued to the designated transferee or transferees. No service charge will be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in relation thereto.

          Prior to due presentment for registration of transfer of this Debenture, the Company, the Trustee, any paying agent and any Security Registrar may deem and treat the registered holder hereof as the absolute owner hereof (whether or not this Debenture shall be overdue and notwithstanding any notice of ownership or writing hereon made by anyone other than the Security Registrar) for the purpose of receiving payment of or on account of the principal hereof and premium, if any, and interest due hereon and for all other purposes, and neither the Company nor the Trustee nor any paying agent nor any Security Registrar shall be affected by any notice to the contrary.

          No recourse shall be had for the payment of the principal of, premium (if any) or the interest on this Debenture, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, stockholder, officer or director, past, present or future, as such, of the Company or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

          [The Debentures of this series are issuable only in registered form without coupons in denominations of $[1,000] and any integral multiple thereof.] [This Global Security is exchangeable for Debentures in definitive form only under certain limited circumstances set forth in the Indenture. Debentures of this series so issued are issuable only in registered form without coupons in denominations of $[1,000] and any integral multiple thereof.] As provided in the Indenture and subject to certain limitations [herein and] therein set forth, Debentures of this series [so issued] are exchangeable for a like aggregate principal amount of Debentures of this series of a different authorized denomination, as requested by the Holder surrendering the same.

          All terms used in this Debenture which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

          THE INTERNAL LAWS OF THE STATE OF NEW YORK SHALL GOVERN THE INDENTURE AND THE DEBENTURES WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS THEREOF.

                                 ARTICLE VIII
                    ORIGINAL ISSUE OF DEBENTURES; EXCHANGE

          Section 8.1. Original Issue of Debentures. Debentures in the aggregate principal amount of $154,640,000 may, upon execution of this Second Supplemental Indenture, be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Debentures to or upon the written order of the Company, signed by its Chairman, its President or any Vice President and its Treasurer or an Assistant Treasurer, without any further action by the Company.

          Section 8.2 Exchange of Debentures for Series B Debentures. The Debentures may be exchanged for Series B Debentures pursuant to the terms of the Exchange Offer. The Trustee shall make the exchange as follows:

          The Company shall present the Trustee with an Officers' Certificate certifying the following:

          (a) upon issuance of the Series B Debentures, the transactions contemplated by the Exchange Offer have been consummated; and

          (b) the principal amount of Debentures properly tendered in the Exchange Offer that are represented by a Global Security and the principal amount of Debentures properly tendered in the Exchange Offer that are represented by definitive securities, the name of each holder of such definitive securities, the principal amount properly tendered in the Exchange Offer by each such holder and the name and address to which definitive securities for Series B Debentures shall be registered and sent for each such holder.

          The Trustee, upon receipt of (i) such Officers' Certificate, (ii) an Opinion of Counsel (x) to the effect that the Series B Debentures have been registered under Section 5 of the Securities Act and the Indenture has been qualified under the Trust Indenture Act and (y) with respect to the matters set forth in Section 3(o) of the Registration Rights Agreement and (iii) a Company Order, shall authenticate (A) a Global Security for Series B Debentures in aggregate principal amount equal to the aggregate principal amount of Debentures represented by a Global Security indicated in such Officers' Certificate as having been properly tendered and (B) definitive securities representing Series B Debentures registered in the names of, and in the principal amounts indicated in, such Officers' Certificate.

          If the principal amount of the Global Security for the Series B Debentures is less than the principal amount of the Global Security for the Debentures, the Trustee shall make an endorsement on such Global Security for Debentures indicating a reduction in the principal amount represented thereby.

          The Trustee shall deliver such definitive securities for Series B Debentures to the holders thereof as indicated in such Officers' Certificate.

                                  ARTICLE IX
                                 MISCELLANEOUS

          Section 9.1. Ratification of Indenture. The Indenture, as supplemented by the First Supplemental Indenture and this Second Supplemental Indenture, is in all respects ratified and con firmed, and this Second Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.

          Section 9.2. Trustee Not Responsible for Recitals. The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Second Supplemental Indenture.

          Section 9.3. Governing Law. This Second Supplemental Indenture and each Debenture shall be deemed to be a contract made under the internal laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State.

          Section 9.4. Separability. In case any one or more of the provisions contained in this Second Supplemental Indenture or in the Debentures shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Second Supplemental Indenture or of the Debentures, but this Second Supplemental Indenture and the Debentures shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

          Section 9.5. Counterparts. This Second Supplemental Indenture may be executed in any number of counterparts each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, on the date or dates indicated in the acknowledgments and as of the day and year first above written.

                         COMMONWEALTH EDISON COMPANY


                         By:  John C. Bukovski
                              Vice President


[Corporate Seal]

Attest:
     David A. Scholz

     Secretary


                         WILMINGTON TRUST COMPANY,
                         Not in Its Individual Capacity
                         But Solely as Trustee


                         By:        W. Chris Sponenberg
                            Title:  Senior Financial Services Officer


[Corporate Seal]

Attest:
     Debra Eherly

     Title: Administrative Account Manager

STATE OF ILLINOIS   )
COUNTY OF COOK      ) ss:


          On the 24th day of January, 1997, before me personally came John C.
Bukovski,   to me known, who, being by me duly sworn, did depose and say that he is a Vice President of COMMONWEALTH EDISON COMPANY, one of the corporations described in and which executed the above instrument; that he knows the corporate seal of said corporation; that the seal affixed to the said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.



                              NOTARY PUBLIC   Lupe Luna


[seal]                        Commission expires   November 9, 1997



STATE OF DELAWARE    )
COUNTY OF NEW CASTLE ):


          On the 23rd day of January, 1997, before me personally came W. Chris Sponenberg, to me known, who, being by me duly sworn, did depose and say that he is a Senior Financial Services Officer of WILMINGTON TRUST COMPANY, one of the corporations described in and which executed the above instrument; that he knows the corporate seal of said corporation; that the seal affixed to the said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.



                              NOTARY PUBLIC    Kathleen A. Pedelini


[seal]                        Commission expires   October 31, 1998